Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated November 15, 2024 relating to the consolidated financial statements of Gelteq Limited and its subsidiaries as of June 30, 2024 and for the year then ended. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

M&K CPAS, PLLC

The Woodlands, Texas

June 30, 2025